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                                 EXHIBIT 10.1.2




                           RESTRICTED STOCK AGREEMENT

                                 PURSUANT TO THE

                            ARROW INTERNATIONAL, INC.
                       2006 DIRECTORS STOCK INCENTIVE PLAN


Name of Director:                       ________________________________________

Date of Grant:                          ___________________________

Number of Shares Covered by Grant:      ___________________________

Value of Each Share on Date Of Grant
(per share):                            $__________________________


This RESTRICTED STOCK AGREEMENT (this "Agreement") is made between Arrow International, Inc., a Pennsylvania corporation (the "Company"), and the above-named individual, a director of the Company or one of its subsidiaries (the "Director"), to record the granting of restricted shares of the Company's Common Stock pursuant to the Company's 2006 Directors Stock Incentive Plan (the "Plan"). Capitalized terms used in this Agreement without definition have the respective meanings ascribed to them in the Plan.

        1. GRANT OF SHARES. In accordance with the terms of the Plan, the Company hereby grants to the Director, subject to the terms and conditions of the Plan and this Agreement, the above-specified number of shares of Common Stock at the specified value and grant date subject to the restrictions set forth in Section 2.

        2. VESTING OF SHARES. The shares granted under this Agreement shall vest on the [first] [insert other vesting period, if applicable] anniversary of the date of grant (the "Vesting Date"). Notwithstanding the foregoing, if the sale of the shares on the Vesting Date would subject the Director to liability under Section 16(b) of the Securities Exchange Act of 1934, as amended, the shares shall vest on such date after the Vesting Date when no Section 16(b) liability will arise on account of the sale of the shares.

        In the event of a "change in control," as defined in Section 14 of the Plan, unless a resolution of the Board adopted prior to and specifically relating to the occurrence of such change in control provides otherwise, all restricted shares that have not yet vested shall immediately become fully vested. All such shares shall be distributed to the Director as soon as reasonably practicable.

        3. LEGEND. Each share certificate granted under this Agreement shall bear the following legend:

                "The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Arrow International, Inc. 2006 Directors Stock Incentive Plan and in the associated restricted stock agreement. A copy of the Plan and such restricted stock agreement may be obtained from Arrow International, Inc."


        4. VOTING RIGHTS. TO THE EXTENT PERMITTED OR REQUIRED BY LAW, AS DETERMINED BY THE BOARD, ALL SHARES OF RESTRICTED STOCK COVERED BY THIS AGREEMENT SHALL HAVE FULL VOTING RIGHTS AT ALL TIMES, INCLUDING DURING THE PERIOD PRIOR TO THEIR BECOMING VESTED.

        5. DIVIDENDS AND OTHER DISTRIBUTIONS. DURING THE PERIOD PRIOR TO THE RESTRICTED SHARES BECOMING VESTED, THEY SHALL BE CREDITED WITH DIVIDENDS PAID, BUT THE DIVIDENDS SHALL BE ACCUMULATED AND RETAINED BY THE COMPANY UNTIL THE SHARES VEST AS PROVIDED IN SECTION 10.


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        6.      TRANSFERABILITY. The restricted shares shall become
transferable, subject to restrictions under applicable securities laws, only when they become vested in accordance with Section 2. At that time, the Company shall take such steps as may be appropriate to delete the restrictive stock legend set forth in Section 3.

        7. CONSEQUENCES OF TERMINATION OF BOARD SERVICE. All restricted shares that have not vested on the date the Director terminates service on the Board for any reason shall be forfeited along with the accumulated dividends on those shares.

        8. SECTION 83(B) ELECTION. The Director may elect, within 30 days of the date of grant pursuant to Section 83(b) of the Code, to include in his or her gross income the fair market value of the shares covered by this Agreement in the taxable year of grant. If he or she makes this election, the Director shall promptly notify the Company by submitting to the Company, in the manner specified by the Board, a copy of the statement filed with the Internal Revenue Service in which the Director makes such election.

        9. RESTRICTED SHARE CERTIFICATES TO BE HELD BY THE COMPANY. Unless otherwise agreed, certificates for some or all unvested shares shall be held by the Company until such shares have become vested.

        10. RIGHTS AS A SHAREHOLDER. Until such time as the restricted shares vest, all dividends payable on such shares shall be held in by the Company [and credited with 5% simple interest]. The accumulated dividends [and interest] shall be paid to the Director as soon as reasonably practicable after the underlying shares vest. If the underlying shares do not vest, all shares obtained from the reinvested dividends shall be forfeited. Except for the dividend restriction and the other restrictions set forth elsewhere in this Agreement and in the Plan, the Director shall possess all the rights of a holder of Common Stock with respect to all restricted stock awarded pursuant to this Agreement.

        11. GENERAL RESTRICTIONS. The Company shall not be required to deliver any certificate upon the vesting of restricted shares until it has been furnished with such opinion, representation or other document as it may reasonably deem necessary, in its discretion, to ensure compliance with any law or regulation of the Securities and Exchange Commission or any other governmental authority having jurisdiction over the Company, the Director, or the shares granted under the Plan or any interests granted thereunder. This Agreement is also subject to the requirement that if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the restricted shares (or the interests evidenced hereby) subject to this Agreement upon the Nasdaq National Market System or any securities exchange or automated quotation system, or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of the restricted shares hereunder (or the interests evidenced hereby), the restricted shares will not vest or be delivered to the Director unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board in the exercise of its reasonable judgment.

        12. ADJUSTMENT OF SHARES. In the event of any change in the Common Stock by reason of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination, exchange of shares, or rights offering to purchase shares of Common Stock at a price substantially below fair market value, or of any similar change affecting the Common Stock, the number and kind of shares subject to this Agreement and the purchase price per share shall be appropriately adjusted consistent with such change in such manner as the Board may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, the Director hereunder. Any such adjustment shall be final and binding on the Director.

        13. NO RIGHTS TO BOARD SERVICE. Neither the Plan nor this Agreement shall confer upon the Director any right with respect to continuance, nomination or re-election as a director of the Company or any subsidiary nor shall they interfere in any way with the right of the Company or any subsidiary on whose board of directors the Director sits to terminate the Director's service as a director at any time, with or without cause.

        14. COORDINATION WITH PLAN. The Director hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and provisions thereof, including any which may conflict with those contained in this Agreement. Capitalized terms used in this Agreement shall have the meaning given to such terms under the Plan.

        15. NOTICES. All notices to the Company shall be in writing and sent to the Company's Chairman and Chief Executive Officer at the Company's offices, 2400 Bernville Road, Reading, Pennsylvania 19605. Notices to the Director shall be addressed to the Director at the Director's address as it appears in the Company's records.


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IN WITNESS WHEREOF, the Company and the Director have caused this Restricted
Stock Agreement to be executed on the date set forth opposite their respective signatures, it being further understood that the date of grant may differ from the date of signature.


                                ARROW INTERNATIONAL, INC.



Dated:  ___________________     By:
                                   ---------------------------------------------
                                Name:   Carl G. Anderson, Jr.
                                Title:  Chairman and Chief Executive Officer



                                DIRECTOR



Dated:  ___________________
                                ------------------------------------------------
                                Name:




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